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                                                                Exhibit 4(d)(iv)

                                SPECIMEN OF NOTE
                          Central Fidelity Banks, Inc.

                                                                          No.: 1

                        8.15% Subordinated Notes Due 2002

Cusip No.: 153469 AA9                                              $ 150,000,000

          Central Fidelity Banks, Inc., a corporation duly organized and existing under the laws of Virginia (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of one hundred and fifty million dollars ($150,000,000) on November 15, 2002, and to pay interest thereon from November 25, 1992 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing May 15, 1993, at the rate of 8.15% per annum, until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York or in such other office or agency as may be established by the Company pursuant to the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided however, that at the option of the Company payment of
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interest may be made by check mailed to the address of the

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Person entitled thereto as such address shall appear in the Security Register.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manua1 signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          THIS SECURITY IS A GLOBAL SECURITIES WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITIES (OTHER THAN AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE) MAY BE REGISTERED EXCEPT IN SUCH SPECIFIED CIRCUMSTANCES.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          THIS SECURITY IS NOT A SAVINGS OR DEPOSIT ACCOUNT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

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          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                        CENTRAL FIDELITY BANKS, INC.

                                        By:
                                            ------------------------------------

                                                [SEAL]

Attest:


------------------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities issued under the within-mentioned Indenture.

                                        Chemical Bank,
                                           As Trustee


                                        By:
                                            ------------------------------------
                                                    Authorized Officer

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        This Security is one of a duly authorized issue of securities of the
Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 25, 1992 (herein called the "Indenture"), between the Company and Chemical Bank, as Trustee (herein called the "Trustee"), which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terns upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $150,000,000.

        If an Acceleration Event with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits; with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of the Security and of any Security issued upon the registration or transfer hereof or in exchange therefor in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        The Securities are subordinate and junior to all existing and future Senior Indebtedness of the Company. Payment of principal of the Securities may be accelerated only in the case of certain events involving bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration in the case of a default in the payment of principal or interest on the Securities or in the performance of any other covenant of the Company in the

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Indenture. Each holder of a Security, by acceptance hereof, (a) agrees to and shall be bound by all the provisions of the Indenture; (b) authorizes and directs the Trustee to take such action on its behalf as may be necessary or appropriate to acknowledge or effectuate, as between such Securityholder and the holders of Senior Indebtedness, the subordination of this Security as provided in the Indenture; and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder of this Security, by accepting the same, agrees that each holder of Senior Indebtedness, whether created or acquired before or after the issuance of the Securities, shall be deemed conclusively to have relied upon the provisions of the Indenture in acquiring and continuing to hold such Senior Indebtedness.

        No reference herein to the Indebture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate and in the coin or currency, herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, Securities will be issued only in fully registered form and will be represented by one or more Global Securities registered in the name of a nominee of The Depository Trust Company. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, the records maintained by The Depository Trust Company's participants. Except for the limited circumstances described in the Indenture, owners of beneficial interests in the Securities will not be entitled to receive Securities in definitive form and will not be considered the holders thereof.

        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Each holder of a Security covenants and agrees by his acceptance thereof to comply and by bound by the foregoing provisions.

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          Prior to due transfer of this Security, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Security is not secured by any collateral, including the assets of the Company or any of its Subsidiaries.

          All terms used in this Security which are defined in the Indenture shall have the meaning assigned to them in the Indenture.

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